UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2024

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2856 Colorado Avenue
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry Into a Material Definitive Agreement

On November 19, 2024 (the “Effective Date”), Super League Enterprise, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with a non-employee member of the board directors of the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Company issued to the Purchaser an Unsecured Promissory Note (the “Note”) in the amount of $1,500,000 (the “Principal”), for which the Note (i) matures on the date that is 12 months from the Effective Date (the “Maturity Date”), (ii) may be pre-paid at any time by the Company without penalty, and (iii) accrues interest on the Principal at a rate of 40% simple interest per annum (the “Interest”).  The Interest is payable in two equal increments of 20% of the Principal (each, an “Interest Payment”, and collectively, the “Interest Payments”), with the first Interest Payment being due on the date that is six months from the Effective Date, and the second Interest Payment being due on Maturity Date.  In the event of a prepayment of the Note by the Company, the Interest Payments will be pro-rated for the period the Note is outstanding.  The Company intends on using the proceeds for working capital and general corporate purposes.

The Note also provides for: (i) standard events of default, including (a) any default in the payment of the principal or Interest on their respective due dates, (b) the occurrence of a Bankruptcy Event (as defined in the Note), or (c) the Company commits any material breach or default of any material provision of the Note, if not cured within 20 days following the written notice from the Purchaser specifying in reasonable detail such breach or default (sections (a) through (c), the “Events of Default”); and (ii) customary provisions, including representations, warranties and covenants, indemnification, waiver of jury trial, arbitration, and the exercise of remedies upon a breach or default. Upon the occurrence of an Event of Default, the Note will bear interest at the default interest rate of 45% per annum, and upon Holder’s written notice to the Company, all payments of Principal and Interest will become immediately due and payable.

The forgoing descriptions of the Note and Purchase Agreement are qualified in their entirety by reference to the full text of each document, copies of which are filed as Exhibit 4.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

The offering and sale of the Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor any state securities laws, and such Notes may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company offered and sold the Note in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Purchaser represented that they were acquiring the Note for its own account and not with a view to distribution or resale in violation of the Securities Act or any applicable state securities law.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

4.1	Form of Unsecured Promissory Note, dated November 19, 2024
10.1	Form of Note Purchase Agreement, dated November 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: November 21, 2024	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer